Exhibit 16

February 20, 2003

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

RE:	Meritage Hospitality Group Inc. File No. 0-17442

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Meritage Hospitality Group Inc. dated February 13, 2003, and agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP